INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 333-44034 and 33-47656 of The Procter & Gamble Company on Form S-8 of our report dated September 19, 2003, appearing in this Annual Report on Form 11-K of the Procter & Gamble International Stock Ownership Plan for the year ended June 30, 2003.


/S/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Cincinnati, Ohio
September 29, 2003